UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-50209	04-3372948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 12, 2008, Boston Properties Limited Partnership (the “Company”), a Delaware limited partnership and the entity through which Boston Properties, Inc. conducts substantially all of its business, completed the acquisitions of 540 Madison Avenue and Two Grand Central Tower in New York City from affiliates of Macklowe Properties for an aggregate purchase price of approximately $705 million, including $309.9 million of assumed indebtedness.

On August 13, 2008, the Company completed the acquisition of 125 West 55th Street, also located in New York City, from an affiliate of Macklowe Properties for a purchase price of approximately $444.0 million, including $263.5 million of assumed indebtedness.

Each acquisition was completed through a joint venture among Boston Properties, US Real Estate Opportunities I, L.P., which is a partnership managed by Goldman Sachs, and Meraas Capital LLC, a Dubai-based private equity firm. Boston Properties has a 60% interest in each venture and will provide customary property management and leasing services for the ventures. Boston Properties expects to account for its investment in each joint venture under the equity method of accounting rather than on a consolidated basis.

The debt that was assumed as part of these transactions consists of the following:

540 Madison Avenue — two secured loans having an aggregate principal amount of $119.9 million and a weighted-average fixed interest rate of 5.20% per annum, each of which matures in July 2013

Two Grand Central Tower — a $190 million secured loan having a fixed interest rate of 5.10% per annum, which matures in July 2010

125 West 55th Street — $263.5 million of secured and mezzanine loans having a weighted-average fixed interest rate of 6.31% per annum, all of which mature in March 2010.

The Company funded its share of the cash portion of the aggregate purchase price with borrowings under its $1.0 billion unsecured credit facility and available cash. As of August 13, 2008, the Company had $625 million outstanding under the facility.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The required financial statements for 540 Madison Avenue, 125 West 55th Street and Two Grand Central Tower will be filed by amendment as soon as practicable, but in no event later than 71 calendar days after the date this report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The required pro forma financial information of Boston Properties Limited Partnership related to its acquisitions of 540 Madison Avenue, 125 West 55th Street and Two Grand Central Tower will be filed by amendment as soon as practicable, but in no event later than 71 calendar days after the date this report on Form 8-K was required to be filed.

(d)	Exhibits.

2.1	Purchase and Sale Agreement, dated as of May 23, 2008, between 125 West 55th Street Owner LLC, Two Grand Central Tower LLC, 540 Investment Land Company LLC, 540 Madison Avenue Lease LLC and BP Manhattan LLC, and (for purposes of Sections 10(h), 20(c)(i), 38(e) and 38(f)) Boston Properties Limited Partnership (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Boston Properties, Inc. filed on May 28, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

By: Boston Properties, Inc., its General Partner

Date: August 14, 2008

By: /s/ Michael E. LaBelle

Name: Michael E. LaBelle

Title: Senior Vice President, Chief Financial Officer

          & Treasurer